Exhibit 10.8
COINSTAR, INC.
LETTER AGREEMENT REGARDING RETENTION INCENTIVES
AND RELEASE
April 1, 2009
Gregg Kaplan
One Tower Lane, Suite 1200
Oakbrook Terrace, IL 60181
     This Letter Agreement (“Agreement”) confirms the agreement between Coinstar, Inc., a Delaware corporation, (the “Company”), and the above-named person (“you” or “Employee”) with respect to certain employment-related agreements. For purposes of this Agreement, “Company Party” means the Company and any of the Company’s subsidiaries, including but not limited to Redbox Automated Retail, LLC, a Delaware limited liability company (“Redbox”).
     1. Employment at Will. You will be employed at-will following the execution of this Agreement, meaning that either you or the relevant Company Party that employs you may terminate the employment relationship at any time for any reason, with or without cause.
     2. Incentives. The Compensation Committee of Coinstar’s Board of Directors has granted you the following employment incentives subject to the terms and conditions set forth in Exhibit A:
          (a) Stock Option. An option to acquire shares of Coinstar common stock in an amount and for the exercise price set forth in the “Stock Option” section in Exhibit A, such option to vest as specified in such “Stock Option” section.
          (b) Cash. Cash payments to be made in the amounts and at the times set forth in the “Cash” section in Exhibit A.
     3. Termination of Certain Rights. In connection with the execution of this Agreement, Employee acknowledges and agrees to the termination of any and all rights that Employee might otherwise have or have had (a) pursuant to any prior offer letter to Employee from Redbox Automated Retail, LLC, including but not limited to the offer letter dated May 31, 2006 and any related Class B Interest Award Agreement entered into in connection therewith, and (b) to payment pursuant to Schedule I, Paragraph 7 and/or Schedule I.A. of the Purchase and Sale Agreement dated as of February 26, 2009 between the Company and Redbox Employee Equity Incentive Plan, LLC.
     4. Release.
          (a) In consideration for the grant of incentives as specified above and other benefits provided in this Agreement, you release, waive and discharge each Company Party and their respective directors, officers, employees and agents from any and all claims, liabilities or obligations that you may have, whether direct or indirect, known or unknown, contingent or accrued, arising in connection with any agreements, activities or arrangements with or relating to any Company Party. This release includes, but is not limited to, any claims for wages, bonuses, employment benefits, stock options, equity awards, or damages of any kind, arising out of any common law torts, arising out of any contracts, any theory of retaliation, any theory of discrimination or harassment, or any federal or state law, including, without limitation, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Washington Law Against Discrimination, or any other legal limitation on or regulation of the employment relationship. This waiver and release does not preclude you from filing a lawsuit to enforce your rights under this Agreement and it does not release, waive or discharge claims arising after the date of this Agreement.
          (b) You acknowledge that you have carefully read and fully understand all aspects of this Agreement including the fact that this Agreement releases any claims that you might have against any Company Party. You agree and acknowledge that you have not relied upon any representations or statements not set forth in this Agreement or made by any Company Party or their agents and representatives. You acknowledge that you have been advised to consult with an attorney prior to executing the Agreement, and that you have either done so or you knowingly waive the right to do so, and you now enter into this Agreement without duress or coercion from any source. You agree that you have been provided the opportunity to consider for twenty-one (21) days whether to enter into this Agreement, and you have voluntarily chosen to enter into it on this date. You may revoke this Agreement for a period of seven (7) days following the execution of this Agreement; this Agreement shall become effective following expiration of this seven (7) day period.
     5. Amendment. No amendment, modification, waiver, termination or discharge of the terms of this Agreement will be valid unless set forth in a writing signed by you and the Company.
     6. Assignment. This Agreement is personal to you and shall not be assignable by you. The Company or the relevant Company Party may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Company or the relevant Company Party is a party, or (b) any corporation, partnership, association or other person to which the Company or the relevant Company Party may transfer all or substantially all of the assets and business of the Company or the relevant Company Party existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
     7. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not effect the validity, legality or enforceability of any other provision hereof, and (c) any court having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.
     8. Notices. All notices, requests and other communications called for by this Agreement will be deemed to have been given if made in writing and delivered via (i) nationally recognized overnight courier, or (ii) personal delivery, if to you at the address set forth above and if to the Company at 1800 114th Avenue SE, Bellevue, WA 98004, Attn.: General Counsel, or other addresses as either party specifies to the other.
     9. Tax Withholding. The Company shall be entitled to withhold from any amounts paid hereunder such amounts as the Company determines are or may be required by law.

     10. Governing Law. The validity, performance and construction of this Agreement will be governed by the laws of the State of Washington without regard to principles of conflicts of laws.
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Very truly yours,

COINSTAR, INC.

By:	/s/ Paul D. Davis

	Name:	Paul D. Davis
	Title:	Chief Executive Officer

AGREED AND ACCEPTED:

Employee:

/s/ Gregg Kaplan
Gregg Kaplan
SIGNATURE PAGE TO LETTER AGREEMENT REGARDING RETENTION INCENTIVES
AND RELEASE

EXHIBIT A
TO LETTER AGREEMENT REGARDING RETENTION INCENTIVES
AND RELEASE
Gregg Kaplan
Stock Option
Subject to the applicable terms and conditions regarding such option, including but not limited to the terms and conditions set forth at http://www.fidelity.com with respect thereto, you have been granted an option to purchase 92,053 shares of Common Stock of the Company (the “Stock Option”). The Stock Option is subject to the terms and conditions set forth in the Stock Option Grant Notice, the Stock Option Agreement and the 1997 Amended and Restated Equity Incentive Plan governing such option, including but not limited to the vesting schedule applicable thereto; provided, however, that the Stock Option shall fully vest and be exercisable if, before February 26, 2010, your employment or service relationship with the Company is terminated without Cause or with Good Reason (defined below).
Cash
Subject to your continued employment or service relationship with the Company through
(a) February 26, 2010, at such time you will be paid a cash payment of $1,667,978.65,
(b) February 26, 2011, at such time you will be paid a cash payment of $588,698.35, and
(c) February 26, 2012, at such time you will be paid a cash payment of $294,349.17 ((a), (b) and (c), collectively, the “Cash Incentive”).
Notwithstanding the foregoing, if before February 26, 2010 your employment or service relationship with the Company is terminated without Cause or with Good Reason (defined below), the Cash Incentive shall vest in full and be payable without regard to continued employment or service relationship.
Related Definitions
•	The term “Cause” has the same definition as that contained in the Employment Agreement dated on or about the date of this Agreement between you and the Company (including any amendments or modifications thereto, the “Employment Agreement”).

•	The term “Good Reason” has the same definition as that contained in the Change of Control Agreement dated on or about the date of this Agreement between you and the Company (including any amendments or modifications thereto, the “Change of Control Agreement”).